EXHIBIT (32)

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that he is the duly appointed and acting Chief Executive Officer and Chief Financial Officer, respectively of Skyline Corporation, and hereby further certifies as follows:

1.	The periodic report containing financial statements to which this certificate is an exhibit fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934.

2.	The information contained in the periodic report to which this certificate is an exhibit fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

In witness whereof, the undersigned have executed and delivered this certificate as of the date set forth opposite his signature below.

DATE: January 10, 2014	/s/ Bruce G. Page
Bruce G. Page
Chief Executive Officer

DATE: January 10, 2014	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer